UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000126749_1 R1.0.0.11699 FLUOR CORPORATION FLUOR CORPORATION 6700 LAS COLINAS BLVD. IRVING, TX 75039 Annual Meeting March 09, 2012 May 03, 2012 May 03, 2012 9:00 AM CDT Fluor Corporation 6700 Las Colinas Boulevard Irving, Texas 75039

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000126749_2 R1.0.0.11699 1. Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2012 to facilitate timely delivery.

Voting items 0000126749_3 R1.0.0.11699 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees A Peter K. Barker B Alan M. Bennett C Dean R. O'Hare D David T. Seaton The Board of Directors recommends you vote FOR proposals 2, 3 and 4: 2. An advisory vote to approve the company's executive compensation. 3. The amendment of our Amended and Restated Certificate of Incorporation to grant holders of at least 25% of the company's outstanding shares of common stock the right to call a special meeting of stockholders. 4. The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012. NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

0000126749_4 R1.0.0.11699

To:  The Record Stockholders of Fluor Corporation as of the Close of Business on March 9, 2012

Notice of Proposed Amendment and Restatement of Certificate of Incorporation

In accordance with Section 242 of the Delaware General Corporation Law, the company hereby provides notice that the following amendment will be proposed for adoption at the company’s 2012 Annual Meeting of Stockholders. Stockholder approval of the following amendment will also be deemed to constitute the approval of the filing of a new Amended and Restated Certificate of Incorporation enacting such amendment.

Article Eleventh of the Amended and Restated Certificate of Incorporation would be amended to grant holders of at least 25% of the company’s outstanding shares of common stock the right to call a special meeting of stockholders, as follows:

ELEVENTH:          Special meetings of the stockholders of the Corporation ~~for any purpose or purposes~~(1) may be called at any time by the Board or by a committee of the Board which has been duly created by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, ~~but such special meetings may not be called by any other person~~ for any purpose or purposes proper under applicable law; or ~~persons; provided, however, that if and to the extent that any special meeting of stockholders~~ (2) may be called by any other person or persons ~~specified in~~ if and as to any matter authorized pursuant to any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (or its successor statute as in effect from time to time hereafter), ~~then such special meeting may also be called by the person or persons,~~ in the manner, at the times and for the purposes so ~~specified.~~ authorized; or (3) shall be called by the Secretary of the Corporation at the written request of one or more stockholders of the Corporation that own at least twenty-five percent (25%) of the outstanding shares of Common Stock of the Corporation, provided such meeting and such request complies with any terms, conditions, procedures and/or limitations as may be set forth in the Bylaws of the Corporation.  The Bylaws shall specify the manner of calculating percentage ownership under clause (3) above.

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